UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report:    September 22, 2004

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number    0-7903

DELAWARE	36-267537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:    (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in the Registrant’s Certifying Accountant.

On September 22, 2004, the Registrant’s Audit Committee dismissed PricewaterhouseCoopers LLP (“PWC”) as the Registrant’s independent registered public accounting firm.  PWC reports on the Registrant’s consolidated financial statements for each of the years ended June 30, 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During the years ended June 30, 2003 and 2004, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the subject matter in connection with its report on the Registrant’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On September 22, 2004, the Audit Committee appointed Grant Thornton LLP as the Registrant’s independent registered public accounting firm for the 2005 fiscal year.  During the Registrant’s two most recent fiscal years prior to the engagement of Grant Thornton LLP as the Registrant’s independent registered public accounting firm, neither the Company nor anyone on its behalf consulted with Grant Thornton LLP regarding any of the matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Exhibits.

16                                    Letter of PricewaterhouseCoopers LLP regarding the change in certifying accountant to be filed by amendment to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	September 27, 2004	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial Officer and Treasurer
(Chief Financial & Accounting Officer)